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                                                            EXHIBIT 21

                    McDERMOTT INTERNATIONAL, INC.
              SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                     YEAR ENDED DECEMBER 31, 2000

                                                                    JURISDICTION     PERCENTAGE
                                                                         OF         OF OWNERSHIP
            NAME OF COMPANY                                         ORGANIZATION      INTEREST
       McDermott International Investments Co., Inc.                   Panama            100
               Babcock & Wilcox Asia Limited                           China             100
   Babcock & Wilcox International Investments Co., Inc.                Panama            100
                Babcock & Wilcox Volund ApS                           Denmark            100
                    B&W de Panama, Inc.                                Panama            100
              Creole Insurance Company, Ltd.                          Bermuda            100
              Honore Insurance Company, Ltd.                          Bermuda            100
                  J. Ray McDermott, S.A.                               Panama            100
                Hydro Marine Services, Inc.                            Panama            100
             Middle East Marine Services, Inc.                         Panama            100
             McDermott Holdings (U.K.) Limited                     United Kingdom        100
                 McDermott Far East, Inc.                              Panama            100
                 P.T. McDermott Indonesia                            Indonesia           100
                     Malmac Sdn. Bhd.                                 Malaysia           100
            McDermott South East Asia Pte. Ltd.                      Singapore           100
              J. Ray McDermott Holdings, Inc.                         Delaware           100
                McDermott Trade Corporation                           Delaware           100
                  J. Ray McDermott, Inc.                              Delaware           100
                       Spartec, Inc.                                  Delaware           100
             J. Ray McDermott Technology, Inc.                        Delaware           100
                     OPI Vessels, Inc.                                Delaware           100
           J. Ray McDermott International, Inc.                        Panama            100
     McDermott International Marine Investments N. V.           Netherlands Antilles     100
                        Menck B.V.                                  Netherlands          100
                        Menck GMBH                                    Germany            100
            J. Ray McDermott Contractors, Inc.                         Panama            100
            J. Ray McDermott Middle East, Inc.                         Panama            100
      J. Ray McDermott Middle East (India Ocean) Ltd.                Mauritius           100
              J. Ray McDermott Far East, Inc.                          Panama            100
         Tallares Navales del Golfo, S.A. de C.V.                      Mexico            100
                  McDermott Incorporated                              Delaware           100
           Delta Hudson Engineering Corporation                        Texas             100
             Hudson Engineering (Canada), Ltd.                         Canada            100
     McDermott Engineers & Constructors (Canada) Ltd.                  Canada            100
      Delta Cayalytic Industrial Services Ltd.                         Canada            100
            Babcock & Wilcox Investment Company                       Delaware           100
                Hudson Products Corporation                            Texas             100
                McDermott Technology, Inc.                            Delaware           100
                  BWX Technologies, Inc.                              Delaware           100
                    BWXT Services, Inc.                               Delaware           100
                BWXT Federal Services, Inc.                           Delaware           100
                BWXT Savannah River Company                           Delaware           100
                    BWXT of Ohio, Inc.                                Delaware           100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary.